Exhibit 10.2

SOUTHERN UNION COMPANY AMENDED AND RESTATED 2003 STOCK
AND INCENTIVE PLAN
[NONSTATUTORY/INCENTIVE] OPTION AGREEMENT

This [Nonstatutory/Incentive] Option Agreement (this “Agreement”) is made as of ________ __, 2005, between Southern Union Company (the “Corporation”) and the undersigned (the “Holder”). The Compensation Committee of the Board of Directors of the Corporation has authorized the grant of the following Options to the Holder under the Corporation’s Amended and Restated 2003 Stock and Incentive Plan (the “Plan”), subject to the terms and provisions of the Plan and the additional conditions set forth below. Terms used in this Agreement that are defined in the Plan have the meanings assigned to them in the Plan.

1. The Holder accepts all provisions of the Plan, a copy of which has been delivered to the Holder.

2. The Corporation grants to the Holder, subject to the conditions of the Plan, a [Nonstatutory/Incentive] Option to purchase ________ shares of the Stock of the Corporation in installments as set forth in paragraph 3 of this Agreement at an Exercise Price equal to the closing price of the Stock on _________ __, 2005 (the “Options”).

3. Options covered by this Agreement shall become exercisable and may be exercised in installments in accordance with the following schedule:

[INSERT APPROVED VESTING SCHEDULE]

4. Prior to the date the Options have vested pursuant to Paragraph 2, the Restricted Shares are not transferable by the Holder, in whole or in part, without the Corporation’s prior written approval.

5. No Option covered by this Agreement may be exercised later than ______ __, 2015.

6. The Options covered by this Agreement may be exercised nonsequentially in respect of any other Option granted under the Plan, whether now in the Holder’s possession or hereafter acquired.

7.  The Options are granted expressly subject to the Change of Control provisions of Article XII of the Plan.

8. The Corporation expressly consents to the exercise provisions set forth in Sections 6.7 and 6.8 of the Plan.

9. Neither this Agreement nor the Options granted hereby shall impose any obligation on the part of the Corporation, its divisions or any Subsidiary to continue the employment of the Holder or impose any obligation on the Holder to remain in the employ of the Corporation or any Subsidiary. The Corporation and its Subsidiaries reserve the right to terminate the employment of the Holder at any time and for any reason (including no reason).

SOUTHERN UNION COMPANY AMENDED AND RESTATED 2003 STOCK
AND INCENTIVE PLAN
[NONSTATUTORY/INCENTIVE] OPTION AGREEMENT
Page Two

The undersigned parties have executed this Agreement as of the day and year first above written.

SOUTHERN UNION COMPANY

 By:________________________________
 Title:______________________________

By my signature below I acknowledge receipt of this Award, which has been issued to me under the terms of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of this Agreement and the Plan.

___________________________________
(Holder’s signature)

 ____________________________
 (Holder’s printed name)